Exhibit 10.2

CONCESSION AND LEASE PURCHASE AGREEMENT

This CONCESSION AND LEASE PURCHASE AGREEMENT, (the "Agreement") is entered into effective as of July 1, 2008 (the "Effective Time") by and between DEEP DOG PROPERTIES, LLC a Colorado limited liability company (the "Seller"), and MEDANO PROPERTIES, LLC, a Colorado limited liability company (the “Purchaser”) and TRILINK ENERGY, INC. ("Parent") a Nevada corporation.

RECITALS

WHEREAS, pursuant to that certain Assignment Agreement as described on Exhibit A hereto, Seller acquired all right, title and interest in certain leases of oil & gas mineral interests (the “Seller Assignment” and each lease a “Lease” and collectively the “Leases”), and

WHEREAS, Medano Properties, LLC is a wholly-owned subsidiary of Trilink Energy, Inc., and

WHEREAS, Deep Dog Properties, LLC is a wholly-owned subsidiary of PTO Acquisition, Inc., and

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of Seller's right, title and interests in and to the Leases.

NOW, THEREFORE, for and in consideration of the premises, of the covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties agree as follows:

1.        Definitions.  For purposes of this Agreement, unless otherwise defined herein, capitalized terms set forth in this Agreement shall have the meaning ascribed to them in this Agreement.

2.        Purchase and Sale.  Subject to the terms and conditions hereinafter set forth, Purchaser shall purchase from Seller, and Seller shall sell, assign, transfer, grant, convey and deliver to Purchaser, effective as of the Effective Time, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions, and encumbrances created by, through or under Seller, but not otherwise, the following:

(a)       Leases.  All of Seller's right, title and interest in and to the Leases, together with any and all producing, non-producing and shut-in oil and gas wells, salt water disposal wells, water wells, injection wells, and all other wells attributable to Seller's right, title and interest in the Leases, all equipment, rights- of-way, easements, appurtenances, contract rights, personal property, and hydrocarbons located on or used in connection with Seller's right, title and interest in the Leases.

(b)       Notwithstanding anything to the contrary, Purchaser agrees to and shall assume and pay, perform and discharge when due the liabilities and obligations of Seller relating to the Properties as set forth on Exhibit A hereto, other than the liabilities and costs set forth in Section 10 hereof.

3.        Purchase Consideration.   Seller and Purchaser agree that the purchase consideration to be paid by Purchaser at the Closing of this Agreement for the Leases (the "Purchase Price") shall be that consideration as set forth on Exhibit A hereto including those certain shares (the “Consideration Shares”) of the common stock of the parent company of Purchaser (the “Parent Common Stock”).

4.        No Adjustment to Purchase Price.  There shall be no adjustment made to the Purchase Price, no right of look back or audit by either Seller or Purchaser following the Closing.  Any and all proceeds and revenues which have not been distributed by Purchaser on or before the date of Closing shall be retained by Purchaser as part of the Leases.  Seller shall have no right, title nor call to any undistributed revenues.  Any and all proceeds and revenues which have been distributed by Purchaser to Seller on or before the date of Closing shall be retained by Seller and shall not be a part of the Leases.  Purchaser shall have no right, title nor call to any distributed revenues.  Any and all revenues or other disbursements relating to the Leases which may be received by the Seller after the date of Closing shall be immediately returned and paid over by the Seller to the Purchaser.

Except as set forth in Section 10 hereof, any and all costs, billings, obligations, cash calls or other liabilities which have accrued or arisen, whether invoiced by Purchaser to Seller or  not, shall be and are hereby assumed by Purchaser and Seller shall thereafter have no obligation or liability therefor.

5.        Sale or Transfer of Consideration Shares; Legend.

(a)       The Consideration Shares and shares issued in respect of the Consideration Shares shall not be sold or transferred unless either (A) they first have been registered under the Securities Act of 1934 (the “Act”), or (B) Purchaser first shall have been furnished with an opinion of counsel reasonably satisfactory to Purchaser, to the effect that such sale or transfer is exempt from the registration requirements of the Act.

(b)       All of the Consideration Shares of Parent Common Stock shall bear the legend in the following form:

WARNING:  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c)       All of the Consideration Shares of Parent Common Stock shall be subject to a restriction from resale or transfer as set forth on the restrictive legend.  All certificates representing Consideration Shares of Parent Common Stock shall bear the following additional restrictive legend:

WARNING:  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED FROM TRANSFER PURSUANT TO THE ISSUER’S RIGHT TO REPURCHASE THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR ENCUMBERED WITHOUT THE PRIOR WRITTEN CONSENT OF THE ISSUER.

6.        Representations and Warranties of Seller.  The Seller represents and warrants to Purchaser the following:

(a)       Seller is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted;

(b)       Seller has full power and authority under its articles of formation, operating agreement and/or by-laws to conduct its business as presently conducted and to perform its obligations under this Agreement.

(c)       This Agreement is a legal and binding obligation of Seller, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency reorganization, moratorium and similar laws and equitable principles relating to or limiting creditors' rights generally.

(d)       Seller owns its beneficial interest in the Leases free and clear of all mortgages, liens, pledges, security interests, charges, claims and encumbrances of any nature whatsoever that have been created by, through, or under Seller, but not otherwise.

(e)       To Seller's knowledge, Seller has not received any material prepayment respecting any of the Leases and Seller has not entered into any agreement which contains a "take or pay" clause or similar arrangement that has obligated Seller to deliver oil, gas or other hydrocarbons at some future time without then or thereafter receiving full payment thereof.   To Seller's knowledge, Seller is not currently obligated to "make up" any deliveries of oil or gas to any third parties out of future production from any of the Leases.

(f)        To Seller's knowledge, no suit, action or other proceeding is pending before any court or governmental agency as of the date of this Agreement of which Seller is a party and which might result in substantial impairment or loss of any of Seller's title to any material part of the Leases or the ability of any Seller to perform its obligations hereunder.

(g)       With respect to the "Basic Documents" (defined below), to Seller's knowledge and in all material respects:

(i)        Seller is not in breach or default with respect to any of its material obligations pursuant to such Basic Documents, or any regulations incorporated therein or governing same;

(ii)       Seller or any other party to any Basic Documents has not given or threatened to give notice of any action to terminate, cancel, rescind or procure a judicial reformation of any Basic Documents or any provision thereof; and

(iii)      Subject to any requisite consents to assignment or transfer of the Properties, the execution of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of, constitute default under, or result in a violation of the material provisions of any Basic Document.

As used herein the term "Basic Documents" shall mean the this Agreement, the Leases, agreements in respect of or affecting the purchase, sale gathering, delivery, compression, transferring, processing, marketing or any other disposition of oil, gas or condensate produced from or attributable to the Leases, unitization or pooling agreement and all other material executory contracts relating to the Leases.

(j)        Seller has been furnished with or has had access to the information it has requested from Purchaser and has had an opportunity to ask questions and receive answers from management of Purchaser.  Seller acknowledges that it has received and had the opportunity to review copies of Purchaser's books and records.  Seller is either (i) an "accredited investor" (as defined in Rule 501(a) of the Act) or (ii) alone, or together with a "purchaser representative" (as defined in Rule 501(h) promulgated pursuant to the Act),  has knowledge, experience and skill in business and financial matters and with respect to investments in securities so as to enable it to understand and evaluate the merits and risks of the acquisition of the Parent Common Stock and to form an investment decision with respect to such investment.  Seller agrees that each certificate representing shares of Parent Common Stock issued pursuant to this Agreement will contain the restrictive legend set forth in Section 5(b)(ii) hereof and acknowledge that stop transfer instructions will be given to Purchaser's transfer agent for the shares of Trilink Common Stock.

7.         Representations and Warranties of Purchaser.  Purchaser represents and warrants to Seller the following:

(a)       Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado.

(b)       Purchaser has full power and authority to carry on its business as presently conducted, to enter into this Agreement, to purchase the Properties on the terms described in this Agreement, and to perform its other obligations under this Agreement.

(c)       The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of Purchaser.

(d)       This Agreement is a legal and binding obligation of Purchaser, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and similar laws and equitable principles relating to or limited creditors' rights generally.

(e)       Purchaser has incurred no liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Seller shall have any responsibility whatsoever.

(f)       Purchaser is knowledgeable, competent, and experienced in the oil and gas industry and has independently evaluated and interpreted all information and data relating to the Properties prior to entering into this Agreement, understands and is financially able to bear the risk associated with the Properties, and has independently conducted all the due diligence investigations and reviews of all technical, geological, environmental and legal matters concerning the Properties as it deems necessary prior to Closing.  Purchaser acknowledges that Seller has made no statements or representations concerning the present or future value of anticipated income, costs or profits, if any, to be derived from the Properties, and Purchaser has relied solely upon its independent inspections, estimates, computations, evaluations, reports, studies and knowledge of the Properties.

8.        Survival of Representations and Warranties.  The representation and warranties of Seller in Section 6 and the representations and warranties of Purchaser in Section 7 shall survive the Closing for a period of one (1) year from the Closing Date (as hereinafter defined).

9.        Seller's Conditions to Closing.  The obligations of Seller at the Closing are subject, at the option of Seller, to the satisfaction at or prior to the Closing that all representations and warranties of Purchaser contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Purchaser shall have performed and satisfied all material agreements in all material respects required by this Agreement to be performed and satisfied by Purchaser at or prior to the Closing.

10.      Purchaser's Conditions.   The obligations of Purchaser at the Closing are subject, at the option of Purchaser, to the satisfaction at or prior to the Closing that all representations of Seller contained in this Agreement shall be true in all material respect at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and satisfied all material agreements in all material respects required by this Agreement to be performed and satisfied by Seller at or prior to the Closing.

11.      Closing.   Unless the parties hereto mutually agree otherwise and subject to the conditions stated in this Agreement, the Consummation of the transactions contemplated hereby (herein called the "Closing" and the date of which herein called the "Closing Date") shall be held as soon as practicable.  The Closing shall be held at the office of Purchaser or at such other place as Purchaser and Seller may agree.

12.       Closing Obligations.   At the Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others.

(a)       Seller shall execute, acknowledge and deliver an Assignment and Bill of Sale to Purchaser covering the Leases in the form (executed in sufficient counterparts to facilitate recording) substantially n the form as set forth in Exhibit B hereto and recordable assignments as set forth on Exhibit 1 hereto.

(b)       Purchaser shall instruct and cause its transfer agent to issue the Parent Common Stock to Seller as specified in Section 3 hereof.

15.       Obligations after Closing.

(a)        Sales Taxes and Recording Fees.  Seller shall pay all sales taxes and assessments occasioned by the sale of the Leases, and Seller shall pay all filing and recording fees required in connection with the filing and recording of any assignments.

(b)        Further Assurances.  After Closing, Seller and Purchaser shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be reasonably necessary or advisable to carry out their obligations under this Agreement and under any document, certificate or other instrument delivered pursuant hereto or required by law.  If at any time subsequent to the Closing, either party comes into possession of money or property belonging to the other, such money or property shall be promptly turned over to the party entitled thereto.  If requested by Purchaser, after Closing Seller shall execute, acknowledge and deliver a Declaration of Ownership in the form reasonably satisfactory to Seller and Purchaser, to be executed in sufficient counterpart for filing with the appropriate federal, state, county or local registering authority.

13.       Termination.  This Agreement and the transaction contemplated hereby may be terminated at any time prior to Closing by the mutual written agreement of Purchaser and Seller.

14.       Title and Warranty.

(a)       Title.  Purchaser has had the opportunity to examine all files, title information and production data that Seller has in its possession relating to the Leases.  The furnishing of such files, title information and production data shall create no liability or responsibility on the part of Seller and Seller makes no warranty or representation as to the correctness or completeness of the files, title information and production data so furnished.  Purchaser has conducted, or will conduct prior to Closing, such examination of title and other information as it sees fit and has notified Seller that this examination revealed no title defects which would cause Seller's title to be not merchantable.  The purchase and sale of the Leases shall be made pursuant to a special warranty of title subject to all reservations, exceptions, limitations, claims, encumbrances or burdens (i) contained herein, (ii) which are of record, (iii) of which Purchaser has actual notice, or (iv) which are not claimed by, through or under Seller.

(b)       Warranty.  At the Closing, Seller shall convey the Leases subject to a special warranty of title that the Properties are free and clear from all mortgages, liens, claims or other encumbrances by or on behalf of any person or entity claiming by, through or  under Seller, but not otherwise.  Purchaser acknowledges that it has relied solely on the basis of its own investigation of the Leases.  NOTWITHSTANDING ANYTHING TO THE CONTRARY, EXCEPT FOR THE FOREGOING SPECIAL WARRANTY OF TITLE, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO TITLE TO THE PROPERTIES.  AT THE CLOSING, SELLER SHALL CONVEY THE PROPERTIES "AS IS, WHEREAS," WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, INCLUDING WARRANTIES AS TO DESCRIPTION, VALUE, QUALITY, CONDITION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

15.       Miscellaneous Provisions.

(a)       Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.   Notwithstanding the foregoing, neither Purchaser nor Seller may assign their rights or obligations hereunder prior to Closing without the written consent of the other parties.

(b)       Counterparts.  This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  All proceedings to be taken and all documents to be executed and delivered by the parties at Closing shall be deemed to have been taken and executed simultaneously with all other proceedings to be taken and documents to be executed and delivered at Closing and no proceeding shall be deemed taken or any documents delivered or executed until all have been taken, executed and delivered at Closing.

(c)       Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(d)       Finder's Fee.  Seller and Purchasers represent that they neither are nor will be obligated for any finder fee or commission in connection with this transaction.

(e)       Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(f)        Notices.   Any notice, demand or other communication required to be given or made under this Agreement shall be in writing and be deemed duly given or made if delivered or sent by telex or facsimile as follows:

SELLER:	DEEP DOG PROPERTIES, LLC
1776 S. Jackson Street, #1000
Denver, CO 80210

PURCHASER:	MEDANO PROPERTIES, LLC
P.O. Box 21147
Columbus, Ohio 43221

Any party may change its address for the purpose of this Agreement by giving notice of such change to the other parties pursuant to the provisions of this section.  Any notice, demand or other communication sent by facsimile shall be deemed given, in absence of proof to the contrary, upon receipt in a legible form by the party being served.

(g)       Legal Costs.   The costs of legal counsel incidental to the instructions for and the preparation and execution of this Agreement, all counterparts thereof and all documents executed in connection therewith shall be borne and paid by the parties who engage such counsel or on whose behalf such counsel was engaged.

(h)       Governing Law; Jurisdiction and Venue.  The terms and interpretation of this Agreement shall be governed by the laws of the State of Ohio.  In no event shall any other laws or principles of conflicts of law be used to permit the laws of another jurisdiction to govern, nor to permit jurisdiction or venue to be other than those specified herein.  The courts of the State of Ohio shall have exclusive jurisdiction over any dispute related to this Agreement.

(i)        Amendments.    No modification, variation or amendment of this Agreement shall have any force or effect unless it is in writing and signed by all Parties.  Unless the context otherwise so requires, a reference to this Agreement shall include a reference to this Agreement as modified, varied or amended from time to time.

(j)        Powers of Attorney.   If this Agreement is executed for and on behalf of any of the parties by an attorney-in-fact, each attorney so executing declares that at the time of execution of this Agreement, no notice of the revocation of the power of attorney under the authority of which he or she executes this Agreement has bee received.  A copy of each such power of attorney shall be furnished to each other Party to this Agreement upon request.

(k)       Entire Agreement.   This Agreement supersedes all prior proposals, whether oral or written, and all previous negotiations and understanding among Purchaser and Seller with respect to the subject matter hereof.

(l)        Conflicts.   In the event that the provisions of this Agreement conflict with the provisions of any other agreement or instrument executed and delivered to effectuate the transactions contemplated by this Agreement, the provisions of this Agreement shall prevail over all others.

(m)      Conflict Of Interest.   The Parties to this Agreement waive any conflict of interest by and between the Parties hereto that may arise as to representation of any Party hereto by virtue of any relationship of common management, control or ownership by or among any of the Parties or their affiliates.

(n)       Incorporation of Exhibits and Schedules.  All Exhibits and Schedules referred to herein are incorporated herein and made a part of this Agreement for all purposes.

(o)       Publicity.   Seller and Purchaser shall consult with each other with regard to all press releases and other publicity issued at or prior to the Closing concerning this Agreement or the transactions contemplated hereby, except as may be required by applicable laws or the applicable rules and regulations of any governmental agency or stock exchange.

(p)       Attorneys' Fees.    If any litigation is commenced between the parties concerning this Agreement, the party prevailing in such litigation shall be entitled to the reasonable attorneys' fees and expenses of counsel and court costs incurred by reason of such litigation.

EXECUTED, this the 1st day of July 2008, but effective for all purposes as of the Effective Time.

SELLER: DEEP DOG PROPERTIES LLC

By:	/s/ CHARLES A. KOENIG
Print Name: Charles A. Koenig
Print Title: Manager

PURCHASER: MEDANO PROPERTIES LLC

By:	/s/ JOHN E. RAYL
Print Name: John E. Rayl
Print Title: Manager

PARENT: TRILINK ENERGY, INC.

By:	/s/ JOHN E. RAYL
Print Name: John E. Rayl
Print Title: President

Exhibit A

Schedule of Assignment Agreements

1.	Assignment Agreement by and between Seller as assignee and Centennial Oil & Gas LLC as assignor dated April 18, 2008.

2.	Assignment Agreement by and between Seller as assignee and Centennial Oil & Gas LLC as assignor dated April 18, 2008.

Schedule of Consideration

1.	Share based consideration of 100,000 shares of the restricted common stock of Trilink Energy, Inc. (the “Consideration Shares”).
2.	Cash payment of all filing and transfer fees shall be made by Purchaser.
3.	And such other liabilities and obligations as may be filed of record on or before the Effective Date.

Exhibit B
Bill of Sale

Deep Dog Properties, LLC (“Seller”), in consideration of $10.00 and other good and valuable consideration does hereby sell, transfer and convey to Medano Properties, LLC (“Purchaser”), the properties as set forth on Exhibits 1a and 1b to this Bill of Sale dated July 1, 2008:

The undersigned Seller does sell the above-described properties to the Purchaser for the amount herein specified and certify that all of the information provided in this Bill of Sale is true and accurate to the best of Seller’s knowledge.

The undersigned Purchaser, acknowledge receipt of this Bill of Sale and understand there is no guarantee or warranty, expressed or implied, with respect to the above-described property.

Dated this 1st day of July, 2008.

SELLER: DEEP DOG PROPERTIES LLC

By:
Print Name:
Print Title:

PURCHASER: MEDANO PROPERTIES LLC

By:
Print Name:
Print Title:

Exhibit 1a
Assignment and Description of Property
Lease Serial No. COC69655

Exhibit 1b
Assignment and Description of Property
Lease Serial No. COC69656